SCHEDULE 14A

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant:        Yes.

Filed by a Party other than the Registrant:  No.

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                    MFB Corp.
                (Name Of Registrant As Specified In Its Charter)

                                    MFB Corp.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11
         (1)      Title of each class of securities to which transaction
                  applies:             N/A
         (2)      Aggregate number of securities to which transaction
                  applies:             N/A
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and
                  state how it was determined):     N/A
         (4)      Proposed maximum aggregate value of transaction:     N/A
         (5)      Total fee paid:
[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. N/A (1) Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                                    MFB CORP.
                             121 South Church Street
                            Mishawaka, Indiana 46544
                                 (219) 255-3146

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

                         To Be Held On January 16, 2001

     Notice is hereby given that the Annual Meeting of Shareholders of MFB Corp. (the "Holding Company") will be held at the McKinley Branch Office of MFB Financial at 411 W. McKinley Avenue, Mishawaka, Indiana 46545, on Tuesday, January 16, 2001, at 7:00 p.m., Eastern Standard Time.

     The Annual Meeting will be held for the following purposes:

     1. Election of Directors. Election of two directors of the Holding Company to serve three-year terms expiring in 2004.

     2. Ratification of Auditors. Ratification of the appointment of Crowe, Chizek and Company LLP as auditors for MFB Corp. for the fiscal year ending September 30, 2001.

     3. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on November 29, 2000, are entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our Annual Report for the fiscal year ended September 30, 2000, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

                                        By Order of the Board of Directors

                                        /s/ Charles J. Viater
                                        ----------------------------------
                                        Charles J. Viater, President and
                                          Chief Executive Officer

Mishawaka, Indiana
December 12, 2000

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                    MFB CORP.
                             121 South Church Street
                            Mishawaka, Indiana 46544
                                 (219) 255-3146

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------
                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                                January 16, 2001

     This Proxy Statement is being furnished to the holders of common stock, without par value (the "Common Stock"), of MFB Corp. (the "Holding Company"), an Indiana corporation, in connection with the solicitation of proxies by the Board of Directors of the Holding Company to be voted at the Annual Meeting of Shareholders to be held at 7:00 p.m., Eastern Standard Time, on January 16, 2001, at the McKinley Branch Office of MFB Financial at 411 W. McKinley Avenue, Mishawaka, Indiana, and at any adjournment of such meeting. The principal asset of the Holding Company consists of 100% of the issued and outstanding shares of common stock, $.01 par value per share, of MFB Financial. This Proxy Statement is expected to be mailed to the shareholders on or about December 12, 2000.

     The proxy solicited hereby, if properly signed and returned to the Holding Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Holding Company written notice thereof (M. Gilbert Eberhart, 121 South Church Street, Mishawaka, Indiana 46544), (ii) submitting a duly executed proxy bearing a later date, or
(iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only shareholders of record at the close of business on November 29, 2000 ("Voting Record Date"), will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 1,346,489 shares of the Common Stock issued and outstanding, and the Holding Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. The holders of over 50% of the outstanding shares of Common Stock as of the Voting Record Date must be present in person or by proxy at the Annual Meeting to constitute a quorum. In determining whether a quorum is present, shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the Annual Meeting.

     The following table sets forth certain information regarding the beneficial ownership at the Common Stock as of November 29, 2000, by each person who is known by the Holding Company to own beneficially 5% or more of the Common Stock. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.


                                                     Number of Shares

        Name and Address of                          of Common Stock          Percent of
        Beneficial Owner (1)                        Beneficially Owned         Class (2)
        --------------------                        ------------------        -----------
   First Manhattan Co., General Partner                 93,883 (3)              7.0%
     First Save Associates, L.P. and
     Second First Save Associates, L.P. (3)
   437 Madison Avenue
   New York, New York  10022

   Home Federal Savings Bank, Trustee                  125,720 (4)              9.3%
   501 Washington Street
   Columbus, Indiana 47201

     (1) The information in this chart is based on Schedule 13D and 13G reports filed by the above-listed persons with the Securities and Exchange Commission and subsequent communications from such persons. It does not reflect any changes in those shareholdings which may have occurred since the date of such filings or communications.

     (2) Based upon 1,346,489 shares of Common Stock outstanding which does not include options for 202,150 shares of Common Stock granted to certain directors, officers and employees of the Holding Company and MFB Financial.

     (3) First Manhattan Co. is a securities broker and dealer and investment advisor. First Manhattan Co. is the general partner of each of the limited partnerships that own these shares. First Manhattan Co. has sole voting and dispositive power with respect to the shares listed above.

     (4) These shares are held by the Trustee of the Holding Company's Employee Stock Ownership Plan. The employees participating in that Plan are entitled to instruct the Trustee how to vote shares held in their accounts under the Plan. Unallocated shares held in a suspense account under the Plan are required under the Plan terms to be voted by the Trustee in the same proportion as allocated shares are voted.

                       PROPOSAL I -- ELECTION OF DIRECTORS

     The Board of Directors currently consists of eight members, but will consist of seven members at the conclusion of the Annual Meeting of Shareholders. Marian K. Torian, currently a director of the Holding Company, will retire from the Board at the conclusion of the meeting. The By-Laws provide that the Board of Directors is to be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. Directors must have their principal domicile in St. Joseph County, Indiana, must have had a loan or deposit relationship with MFB Financial for a continuous period of 12 months prior to their nomination to the board, and non-employee directors must have served as a member of a civic or community organization based in St. Joseph County, Indiana for at least a continuous period of 12 months during the five years prior to their nomination to the Board. The nominees for director this year are Christine
A. Lauber and Reginald H. Wagle, each of whom is a current director of the Holding Company. If elected by the shareholders at the Annual Meeting, the terms of Ms. Lauber and Mr. Wagle will expire in 2004.

     Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

     The following table sets forth certain information regarding the nominees for the position of director of the Holding Company, including the number and percent of shares of Common Stock beneficially owned by such persons as of the Voting Record Date. Unless otherwise indicated, each nominee has sole investment and/or voting power with respect to the shares shown as beneficially owned by him. No nominee for director is related to any other nominee for director or executive officer of the Holding Company by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The table also sets forth the number of shares of Holding Company Common Stock beneficially owned by all directors and executive officers of the Holding Company as a group.


                                                                   Director        Common Stock
                                                 Director of        of the         Beneficially
                             Expiration of          MFB            Holding         Owned as of
                                Term as          Financial         Company         November 29,      Percentage
Name                           Director            Since            Since            2000 (1)         of Class
-------------------------    -------------       -----------       --------        ------------      ----------
Director Nominees:

Christine A. Lauber              2004              1998             1998             5,000(2)             .4%
Reginald H. Wagle                2004              1982             1994            34,100(3)            2.5%
Directors:
----------
M. Gilbert Eberhart, DDS         2003              1979             1994            41,900(4)            3.1%
Thomas F. Hums                   2002              1961             1994            30,748               2.3%
Jonathan E. Kintner, O.D.        2003              1977             1994            39,440(5)            2.9%
Michael J. Marien                2002              1987             1994            38,180(4)            2.8%
Marian K. Torian                 2001              1975             1994            24,850(6)            1.8%
Charles J. Viater                2002              1995             1995            75,889(7)            5.4%
Executive Officers:
-------------------
Donald R. Kyle                                                                       3,559(8)             .3%
All directors and executive officers
as a group 10)                                                                     317,540(9)           21.6%

(1) Based upon information furnished by the respective director nominees. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic power with respect to the shares. Includes shares beneficially owned by members of the immediate families of the director nominees residing in their homes.

(2) Includes 4,800 shares subject to a stock option granted under the MFB Corp. 1997 Stock Option Plan (the "1997 Option Plan"). Does not include 7,200 shares subject to a stock option granted under the 1997 Option Plan which is not exercisable within 60 days of the Voting Record Date.

(3) Includes 19,200 shares held jointly by Mr. Wagle and his spouse and 12,000 shares subject to a stock option granted under the MFB Corp. Stock Option Plan (the "Option Plan").

(4) Of these shares, 12,000 shares are subject to a stock option granted under the Stock Option Plan.

(5) Of these shares, 11,400 shares are subject to a stock option granted under the Stock Option Plan.

(6) Of these shares, 11,000 shares are subject to a stock option granted under the Stock Option Plan.

(7) Includes 5,995 whole shares allocated to Mr. Viater under the MFB Financial Employee Stock Ownership Plan and Trust (the "ESOP") as of September 30, 1999, 1,512 whole shares allocated to his account under the MFB Financial Employees' Savings & Profit Sharing Plan and Trust (the "401(k) Plan") as of October 31, 2000, and 46,882 shares subject to stock options granted under the Option Plan and the 1997 Option Plan. Does not include 25,118 shares subject to stock options granted under the Option Plan and the 1997 Option Plan which are not exercisable within 60 days of the Voting Record Date.

(8) Includes 2,500 shares subject to stock options granted under the 1997 Option Plan and 59 shares allocated to Mr. Kyle under the 401(k) Plan.

(9) The total of such shares includes 122,582 shares subject to stock options granted under the Option Plan and the 1997 Option Plan, 10,446 shares allocated to such persons under the ESOP, and 2,173 shares allocated to such persons under the 401(k) Plan.

     Presented below is certain information concerning the directors and director nominees of the Holding Company:

     M. Gilbert Eberhart, DDS (age 66) has served as Secretary of MFB Financial since 1987 and of the Holding Company since its inception. He is also a dentist based in Mishawaka.

     Thomas F. Hums (age 67) served as President and Chief Executive Officer of MFB Financial from 1972 until September 1995 and as President and Chief
Executive Officer of the Holding Company from its inception until September, 1995. He is the current Chairman of the Holding Company and of MFB Financial.

     Jonathan E. Kintner, O.D. (age 57) is an optometrist based in Mishawaka.

     Christine A. Lauber (age 55) has served as a certified public accountant in private practice in South Bend, Indiana for more than the last five years. She also serves as President of Automated Information Management, Inc. (payroll management services, South Bend, Indiana).

     Michael J. Marien (age 52) has served as an Account Manager for ITW/Signode Corp., a division of Illinois Tool Works (packaging of steel industry products and services, Glenview, Illinois), for more than the past five years.

     Marian K. Torian (age 79) is a past Chairman of the Holding Company and of MFB Financial. She is a retired teacher from the School City of Mishawaka.

     Charles J. Viater (age 46) has served as the President and Chief Executive Officer of the Holding Company and of MFB Financial since September, 1995. He previously served as Executive Vice President of Amity Federal Bank and Chief Financial Officer of Amity Bancshares, Inc. (Tinley Park, Illinois) beginning in December, 1990.

     Reginald H. Wagle (age 58) has served as Vice President of Memorial Health Foundation since 1992. Until 1992, he was a free-lance political consultant and until 1991, he also served as District Director for the Office of United States Representative John P. Hiler, Third Congressional District of Indiana.

     THE DIRECTORS WILL BE ELECTED UPON RECEIPT OF A PLURALITY OF VOTES CAST AT THE ANNUAL SHAREHOLDERS MEETING. PLURALITY MEANS THAT INDIVIDUALS WHO RECEIVE THE LARGEST NUMBER OF VOTES CAST ARE ELECTED UP TO THE MAXIMUM NUMBER OF DIRECTORS TO BE CHOSEN AT THE MEETING. ABSTENTIONS, BROKER NON-VOTES, AND INSTRUCTIONS ON THE ACCOMPANYING PROXY TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES WILL RESULT IN THE RESPECTIVE NOMINEE RECEIVING FEWER VOTES. HOWEVER, THE NUMBER OF VOTES OTHERWISE RECEIVED BY THE NOMINEE WILL NOT BE REDUCED BY SUCH ACTION.

The Board of Directors and its Committees

     During the fiscal year ended September 30, 2000, the Board of Directors of the Holding Company met or acted by written consent twelve times. No director attended fewer than 75% of the aggregate total number of meetings during the last fiscal year of the Board of Directors of the Holding Company held while he served as director and of meetings of committees which he served during that fiscal year. The Board of Directors of the Holding Company has an Audit Committee and a Stock Compensation Committee. All committee members are appointed by the Board of Directors.

     The Audit Committee recommends the appointment of the Holding Company's independent accountants, and meets with them to outline the scope and review the results of such audit. The members of the Audit Committee are Christine A. Lauber, Thomas F. Hums and Reginald H. Wagle. The Audit Committee held three meetings during the fiscal year ended September 30, 2000.

     The Stock Compensation Committee administers the Option Plan and the RRPs. The members of that Committee are Mrs. Torian and Messrs. Eberhart, Kintner, Marien and Wagle. It held one meeting during the fiscal year ended September 30, 2000.

     The Board of Directors nominated the slate of directors set forth in the Proxy Statement. Although the Board of Directors of the Holding Company will consider nominees recommended by shareholders, it has not actively solicited recommendations for nominees from shareholders nor has it established procedures for this purpose. Article III, Section 12 of the Holding Company's By-Laws provides that shareholders entitled to vote for the election of directors may name nominees for election to the Board of Directors but there are certain requirements that must be satisfied in order to do so. Among other things, written notice of a proposed nomination must be received by the Secretary of the Holding Company not less than 120 days prior to the Annual Meeting; provided, however, that in the event that less than 130 days' notice or public disclosure of the date of the meeting is given or made to shareholders (which notice or public disclosure includes the date of the Annual Meeting specified in the Holding Company's By-Laws if the Annual Meeting is held on such date), notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Audit Committee Report, Charter, and Independence

     Audit Committee Report. The Audit Committee reports as follows with respect to the audit of the Holding Company's financial statements for the fiscal year ended September 30, 2000, included in the Holding Company's Shareholder Annual Report accompanying this Proxy Statement ("2000 Audited Financial Statements"):

     The Committee has reviewed and discussed the Holding Company's 2000 Audited Financial Statements with the Company's management.

     The Committee has discussed with its independent auditors (Crowe, Chizek and Company LLP) the matters required to be discussed by Statement on Auditing Standards 61, which include, among other items, matters related to the conduct of the audit of the Holding Company's financial statements.

     The Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditor's independence from the Holding Company and its related entities) and has discussed with the auditors the auditors' independence from the Holding Company.

     Based on review and discussions of the Holding Company's 2000 Audited Financial Statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Holding Company's 2000 Audited Financial Statements be included in the Holding Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

     This Report is respectfully submitted by the Audit Committee of the Holding Company's Board of Directors.

                             Audit Committee Members
                             -----------------------
                               Christine A. Lauber
                                 Thomas F. Hums
                                Reginald H. Wagle

     Audit Committee Charter. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit A. The Board of Directors reviews and approves changes to the Audit Committee Charter annually.

     Independence of Audit Committee Members. The Holding Company's Audit Committee is comprised of Messrs. Thomas F. Hums, Reginald H. Wagle and Ms.
Christine A. Lauber. Each of these members meets the requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers.

Management Remuneration and Related Transactions

     Joint Report of the Compensation Committee and the Stock Compensation Committee

     The Board of Directors of MFB Financial reviews payroll costs, establishes policies and objectives relating to compensation, and is advised of aggregate budgeted amounts for the salaries of all employees, including executive officers, which (with the exception of the salary and bonus of the President and Chief Executive Officer) are determined by the Holding Company's President and Chief Executive Officer or by Departmental managers. All decisions relating to salary of the Holding Company's Named Executive Officer are approved by the full Board of Directors in an executive session at which the Named Executive Officer is not present. In fiscal 2000, there were no modifications made by the full Board of Directors to the President's actions and recommendations concerning budgeted amounts for compensation. In approving the salaries of executive officers other than his own, Mr. Viater has access to and reviews compensation data for comparable financial institutions in the Midwest. Moreover, from time to time Mr. Viater reviews information provided to him by independent compensation consultants in making his decisions.

     The Holding Company's Stock Compensation Committee administers the Holding Company's stock option plans. Its members are Mrs. Torian and Messrs. Eberhart, Kintner, Marien and Wagle.

     The objectives of the Board of Directors and the Stock Compensation Committee with respect to executive compensation are the following:

     (1) provide compensation opportunities comparable to those offered by other similarly situated financial institutions in order to be able to attract and retain talented executives who are critical to the Holding Company's long-term success;

     (2) reward   executive   officers  based  upon  their  ability  to  achieve
         short-term and long-term strategic goals and objectives and to enhance shareholder value; and

     (3) align the interests of the executive officers with the long-term interests of shareholders by granting stock options which will become more valuable to the executives as the value of the Holding Company's shares increases.

     At present, the Holding Company's executive compensation program is comprised of base salary, annual incentive bonuses and long-term incentive bonuses in the form of stock options. Reasonable base salaries are awarded based on salaries paid by comparable financial institutions, particularly in the Midwest, and individual performance.

     Base Salary. Base salary levels of the Holding Company's executive officers are intended to be comparable to those offered by similar financial institutions in the Midwest. In determining base salaries, the Holding Company's President and Chief Executive Officer also takes into account individual experience and performance.

      Mr. Charles J. Viater was the Holding Company's Chief Executive Officer throughout fiscal 2000. Mr. Viater's salary was increased from $147,693 in fiscal 1999 to $151,923 in fiscal 2000. In recommending this increase, the Board of Directors of the Holding Company, excluding Mr. Viater, considered the Holding Company's financial performance for the prior fiscal year.

     Stock Options. The Holding Company's stock option plans serve as long-term incentive plans for executive officers and other key employees. These plans align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and enable executives to acquire a significant ownership position in the Holding Company's Common Stock. Stock options are granted at the prevailing market price and will only have a value to the executives if the stock price increases. The Stock Compensation Committee determines the number of option grants to be made to executive officers based on the practices of comparable financial institutions as well as the executive's level of responsibility and contributions to the Holding Company.

     Mr. Viater did not receive any grant of stock options during fiscal year 2000. See "Management Remuneration and Related Transactions--Stock Options."

     Finally, the Board of Directors notes that Section 162(m) of the Internal Revenue Code, in certain circumstances, limits to $1 million the deductibility of compensation, including stock-based compensation, paid to top executives by public companies. None of the compensation paid to the executive officers named in the compensation table below exceeded the threshold for deductibility under section 162(m).

     The Board of Directors and the Stock Compensation Committee believe that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and the interests of the Holding Company's shareholders. As performance goals are met or exceeded, most probably resulting in increased value to shareholders, executives are rewarded commensurately. The Committee members believe that compensation levels during fiscal 2000 for executives and for the chief executive officer adequately reflect the Holding Company's compensation goals and policies.

                Board Members               Stock Compensation Committee Members
          ---------------------------       ------------------------------------
           M. Gilbert Eberhart, DDS                M. Gilbert Eberhart, DDS
           Thomas F. Hums                          Jonathan E. Kintner, O.D.
           Jonathan E. Kintner, O.D.               Michael J. Marien
           Christine A. Lauber                     Marian K. Torian
           Michael J. Marien                       Reginald H. Wagle
           Marian K. Torian
           Charles J. Viater
           Reginald H. Wagle

Management Remuneration and Related Transactions

     Remuneration of Named Executive Officer

     During the fiscal year ended September 30, 2000, no cash compensation was paid directly by the Holding Company to any of its executive officers. Each of such officers was compensated by MFB Financial.

     The following table sets forth information as to annual, long-term and other compensation for services in all capacities to the Holding Company and its subsidiaries for the last three fiscal years of the person who served as chief executive officer of the Holding Company during the fiscal year ended September 30, 2000 (the "Named Executive Officer"). There were no other executive officers of the Holding Company who earned over $100,000 in salary and bonuses during that fiscal year.

                  Summary Compensation Table


                                                                               Long Term Compensation

                                                 Annual Compensation                   Awards
                                                 -------------------           ----------------------
                                                                    Other                                    All
                                                                    Annual     Restricted   Securities      Other
Name and                    Fiscal                                  Compen-       Stock     Underlying     Compen-
Principal Position           Year     Salary ($)(1)   Bonus ($)  sation($)(2)   Awards($)   Options(#)   sation($)(3)
----------------------------------    -------------   ---------  ------------  ----------   ----------   ------------
Charles J. Viater,           2000      $165,673        50,000         ---          ---           ---       $21,191
     President and Director  1999      $161,443        42,000         ---          ---        12,000(4)    $26,062
                             1998      $151,042        32,500         ---          ---        30,000(5)    $25,193
Donald R. Kyle               2000      $125,000           ---         ---          ---         7,500(6)    $   865
     Executive Vice President
     and Chief Operating
     Officer

(1)  Includes fees received for service on MFB Financial's Board of Directors.

(2) The Named Executive Officer of the Holding Company receive certain perquisites, but the incremental cost of providing such perquisites does not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

(3) Includes MFB Financial's contributions to the MFB Financial Employee Stock Ownership Plan and Trust allocable to the Named Executive Officer and MFB Financial's contributions on behalf of the Named Executive Officer to the 401(k) Plan.

(4) These options vest at the rate of 441 shares on November 13, 1999, 441 shares on November 13, 2000, 3,232 shares on November 13, 2001, 4,651 shares on November 13, 2002, and 3,235 shares on November 13, 2003.

(5) These options vest at the rate of 20% per year commencing January 20, 1999.

(6) These options vest at the rate of 33-1/3% per year commencing July 20, 2000.

Stock Options

     The following table includes the number of shares covered by stock options held by the Named Executive Officer as of September 30, 2000. Also reported are the values for "in-the-money" options (options whose exercise price is lower than the market value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the fiscal year-end market price of the stock. The Named Executive Officer did not receive or exercise any stock options during the fiscal year.


        Outstanding Stock Option Grants and Value Realized As Of 9/30/00
        ----------------------------------------------------------------

                                          Number of Unexercised                   Value of Unexercised In-the-Money
                                        Options at Fiscal Year End                  Options at Fiscal Year End (1)
     Name                          Exercisable      Unexercisable(2)           Exercisable        Unexercisable(2)
     ----                          -----------      ----------------           -----------        ----------------
Charles J. Viater                    40,441              31,559                  $68,000               $4,500

(1) Amounts reflecting gains on outstanding options are based on the average between the high and low prices for the shares on September 30, 2000, which was $17.50 per share.

(2) The shares represented could not be acquired by the Named Executive Officer as of September 30, 2000.

Employment Contracts

     MFB Financial has entered into a three-year employment contract with Mr. Viater, the Holding Company's President and Chief Executive Officer. The contract extends monthly for an additional month to maintain its three-year term if the Board of Directors of MFB Financial determines to so extend it, unless notice not to extend is properly given by either party to the contract. Mr. Viater receives salary under the contract equal to his current salary subject to increases approved by the Board of Directors. The contract also provides, among other things, for in other fringe benefits and benefit plans available to MFB Financial's employees. Mr. Viater may terminate his employment upon sixty days' written notice to MFB Financial. MFB Financial may discharge him for cause (as defined in the contract) at any time or in certain events specified by OTS regulations. If MFB Financial terminates Mr. Viater's employment for other than cause or if Mr. Viater terminates his own employment for cause (as defined in the contract), he will receive his base compensation under the contract for an additional three years if the termination follows a change of control of the Holding Company (as defined below). In addition, during such period, he will continue to participate in MFB Financial's group insurance plans or receive comparable benefits. Moreover, within a period of three months after such termination following a change of control, Mr. Viater will have the right to cause MFB Financial to purchase any stock options they hold for a price equal to the fair market value (as defined in the contact) of the shares subject to such options minus their option price. Mr. Viater's employment may not be terminated by MFB Financial without cause. If the payments provided for in the contract, together with any other payments made to Mr. Viater by MFB Financial, are deemed to be payments in violation of the "golden parachute" rules of the Code, such payments will be reduced to the largest amount which would not cause MFB Financial to lose a tax deduction for such payments under those rules. As of the date hereof, the cash compensation which would be paid under the contracts if the three-year payment obligation were triggered under the contracts would be $690,000 to Mr. Viater. For purposes of this employment contract, a change of control of the Holding Company is generally an acquisition of control, as defined in regulations issued under the Change in Bank Control Act and the Savings and Loan Holding Company Act.

     The employment contracts provide MFB Financial protection of its confidential business information and protection from competition by Mr. Viater should he voluntarily terminate his employment without cause or be terminated by MFB Financial for cause. Similar contracts have been entered into with respect to five other officers of the Holding Company, including Donald R. Kyle, MFB Financial's Executive Vice President and Chief Operating Officer.

Compensation of Directors

     All directors of MFB Financial receive an annual fee of $4,000, plus a fee of $425 per Board meeting attended. Members of Board Committees, who are not employees of MFB Financial, are paid a separate fee of $30 per meeting. As Chairman of the Board of MFB Financial, Mr. Hums receives additional directors' fees of $2,600 per year.

     Directors of the Holding Company are not currently paid directors' fees. The Holding Company may, if it believes it is necessary to attract qualified directors or otherwise beneficial to the Holding Company, adopt a policy of paying directors' fees.

Pension Plan

     MFB Financial's full-time employees are included in the Holding Company's pension plan, a noncontributory multiple employer comprehensive pension plan (the "Pension Plan"). Separate actuarial valuations are not made for individual employer members of the Pension Plan. MFB Financial's employees are eligible to participate in the plan once they have completed one year of service for MFB Financial and attained age 21, if they complete 1,000 hours of service in a calendar year. An employee's pension benefits are 100% vested after five years of service.

     The Pension Plan provides for monthly or lump sum retirement benefits determined as a percentage of the employee's average salary (for his highest five consecutive years of salary) times his years of service. Salary covered includes total taxable compensation as reported on IRS Form W-2, which includes the salary and bonuses set forth in the table below. Early retirement, disability, and death benefits are also payable under the Pension Plan, depending upon the participant's age and years of service. MFB Financial expensed $4,400 for the Pension Plan during the fiscal year ended September 30, 2000.

     The estimated base annual retirement benefits presented on a straight-line basis payable at normal retirement age (65) under the Pension Plan to persons in specified salary and years of service classifications are as follows (benefits noted in the table are not subject to any offset).

                                Years of Service

                       -------------------------------------------------------------------------------------------
Highest 5-Year

Compensation              15            20             25           30            35             40          50
--------------         --------      --------      ---------     --------      --------       --------    --------
 $100,000              $30,000       $40,000       $ 50,000     $ 60,000       $ 70,000      $ 80,000    $100,000
 $120,000              $36,000       $48,000       $ 60,000     $ 72,000       $ 84,000      $ 96,000    $120,000
 $140,000              $42,000       $56,000       $ 70,000     $ 84,000       $ 98,000      $112,000    $140,000
 $160,000              $48,000       $64,000       $ 80,000     $ 96,000       $112,000      $128,000    $160,000
 $180,000              $54,000       $72,000       $ 90,000     $108,000       $126,000      $144,000    $180,000
 $200,000              $60,000       $80,000       $100,000     $120,000       $140,000      $160,000    $200,000
 $220,000              $66,000       $88,000       $110,000     $132,000       $154,000      $176,000    $220,000

     Benefits are currently subject to maximum Code limitations of $135,000 per year. The years of service credited to Mr. Viater under the Pension Plan as of September 30, 2000, were twelve.

Performance Graph

     The following graph shows the performance of the Corporation's Common Stock since September 30, 1995, in comparison to the NASDAQ Stock market - U.S. Index and the NASDAQ Bank Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
             AMONG MFB. CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX
                            AND THE NASDAQ BANK INDEX

[Graph Omitted]

                              9/95     9/96     9/97     9/98     9/99     9/00
                             ------   ------   ------   ------   ------   ------
MFB Corp.                    100.00   118.68   149.70   133.76   130.97   117.69
NASDAQ Stock Market (U.S.)   100.00   118.68   162.92   165.50   271.00   358.96
NASDAQ Bank                  100.00   127.65   212.64   210.94   224.58   240.95


*$100 INVESTED ON 9/30/95 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING SEPTEMBER 30.

Transactions With Certain Related Persons

     MFB Financial has followed a policy of offering to its directors and executive officers real estate mortgage loans secured by their principal residence and other loans. These loans are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features.

Compensation Committee Interlocks and Insider Participation

     All directors of MFB Financial supervise budget decisions concerning the compensation of all employees, including executive officers. The Holding Company's President and Chief Executive Officer sets salaries and bonuses of executive officers other than his own, subject to the review of the Board of Directors. Departmental managers set the compensation of non-officer employees. The Board of Directors of MFB Financial sets the salary and bonus of Charles J. Viater, the President and Chief Executive Officer of the Holding Company, in an executive session at which Mr. Viater is not present. Mr. Viater is an officer of the Holding Company. Mr. Hums is a former officer of the Holding Company. All other directors of MFB Financial are outside directors of the Holding Company. All members of the Stock Compensation Committee are outside directors of the Holding Company.

                     PROPOSAL II -- RATIFICATION OF AUDITORS

     The Board of Directors proposes for the ratification of the shareholders at the Annual Meeting the appointment of Crowe, Chizek and Company LLP, certified public accountants, as independent auditors for the fiscal year ended September 30, 2001. Crowe, Chizek and Company LLP has served as auditors for MFB Financial since 1977. A representative of Crowe, Chizek and Company LLP will be present at the Annual Meeting with the opportunity to make a statement if he so desires. He will also be available to respond to any appropriate questions shareholders may have.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), requires that the Holding Company's officers and directors and persons who own more than 10% of the Holding Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Holding Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Holding Company believes that for the fiscal year ended September 30, 2000, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to
Section 16(a) of the 1934 Act were satisfied in a timely manner.

                              SHAREHOLDER PROPOSALS

     Any proposal which a shareholder wishes to have presented at the next Annual Meeting of the Holding Company and included in the Holding Company's proxy statement, must be received at the main office of the Holding Company no later than 120 days in advance of December 12, 2001. Any such proposal should be sent to the attention of the Secretary of the Holding Company at 121 South Church Street, Mishawaka, Indiana, 46544.

                                  OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Holding Company. The Holding Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Holding Company may solicit proxies personally or by telephone without additional compensation.

     Each shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed envelope.

                                        By Order of the Board of Directors

                                        /s/ Charles J. Viater
                                        ----------------------------------
                                        Charles J. Viater, President
December 12, 2000

                                                                       Exhibit A

                             AUDIT COMMITTEE CHARTER

Organization

     There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member. Each member shall be generally knowledgeable in finance and auditing matters and at least one member shall have accounting or related financial management expertise.

Statement of Policy

     The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal audit function, and the financial management of the corporation.

Responsibilities

     In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices are in accordance with all requirements and are of the highest quality. This charter will be reviewed annually and updated as necessary.

     In carrying out these responsibilities, the audit committee will:

     o   Oversee  all  aspects  of  the  corporation's   relationship  with  the
         independent auditors of the corporation's financial statements.

     o Select the independent auditors and determine the scope of work performed and procedures utilized.

     o   Review with auditors and management of the  corporation  the conclusion
         of  any  audit  including  any  comments  or   recommendations  of  the
         independent auditors.

     o   Review  financial   statements   contained  in  the  annual  report  to
         shareholders with management and independent auditors prior to their release.

     o Review the quarterly release of financial information with independent auditors and management. o Oversee the adequacy and effectiveness of the accounting and financial controls of the corporation. o Review accounting and financial human resources as necessary.

     o Elicit recommendations for improvement from independent auditors, internal auditors, financial management and regulators. o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgement, that is appropriate. o Oversee the adequacy and effectiveness of the internal audit function. o Review the independence and authority of its reporting obligations.

     o Review audit plans for the coming year and the coordination of such plans with the independent auditors. o Receive and review progress reports and a summary of findings from completed internal audit activities. o Meet with internal auditors to discuss comments and recommendations.

     o Submit the minutes of all meetings of the audit committee to the board of directors.

     o Perform such other functions as assigned by law, the company's charter or bylaws, or the board of directors.

     The committee shall meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. The membership of the audit committee shall consist of at least three independent members of the board of directors who shall serve at the pleasure of the board of directors. Audit committee members and the committee chairman shall be designated by the full board of directors. The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the board of directors.

Authority Respecting Independent Auditors

     The  committee  has  the  following  specific   authority   respecting  the
independent auditors:

     o In consultation with management, to direct the engagement or dismissal of the independent auditors or to refer the engagement or dismissal of the independent auditors for action by the board of directors, with or without an affirmative or negative recommendation. The corporation shall not engage or dismiss its independent auditors without the action of the audit committee or the board of directors.

     o To direct the independent auditors to meet with the audit committee or the board of directors from time to time, separately or in the presence of management or others, to discuss the committee's responsibilities or to prepare and submit reports to the committee with respect to the committee's responsibilities.

     o To require the independent auditors to report to the audit committee on matters that may be deemed to affect the independence of the independent auditors, including any management consulting services provided, or proposed to be provided, by the independent auditors for the corporation or any of its affiliates and the fees paid or proposed to be paid for such services; to assess any effect of any of the forgoing on the independence of the independent auditors and the appearance of propriety of any of the forgoing and to direct management to take, or recommend that the board of directors of the corporation take, action in respect of such matters.

     o To require the independent auditors to provide the audit committee a formal written statement delineating all relationships between the auditor and the corporation, consistent with Independence Standards Board Standard 1.

     o To recommend or decline to recommend that the board of directors nominate the independent auditors for shareholder approval in any proxy statement for the corporation's annual meeting of shareholders.

     o To take action to resolve any disagreement respecting accounting principles, the implementation or application of such principles or other committee responsibilities between management and the independent auditors, or to refer such matter to the board of directors.

Limitation

     Nothing in this charter is intended to alter in any way the standard of conduct that applies to any of the directors of the corporation under the Indiana Business Corporation Law (the "Act"), as amended, and this charter does not impose, nor shall it be interpreted to impose any duty on any director greater than, or in addition to, the duties or standard established by the Act.

[X] PLEASE MARK VOTES           REVOCABLE PROXY
    AS IN THIS EXAMPLE             MFB CORP.

                         ANNUAL MEETING OF SHAREHOLDERS

                                JANUARY 16, 2001

     The undersigned hereby appoints Michael J. Portolese and Timothy C. Boenne, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of MFB Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the McKinley Branch Office, 411 W. McKinley Avenue, Mishawaka, Indiana, on Tuesday, January 16, 2001, at 7:00 P.M., and at any and all adjournments thereof, as follows:

                                                     For      With-   For All
                                                              hold    Except

1.    The election as directors of                   [ ]      [ ]      [ ]
      Christine A. Lauber and
      Reginald H. Wagle

      (except as marked to the contrary below).

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

-------------------------------------------------------------------------------

                                                    For      Against   Abstain

2.       Ratification of the appointment of         [ ]        [ ]       [ ]
         Crowe Chizek & Co. as audi-
         tors for the fiscal year ending
         September 30, 2001.

     The Board of Directors recommends a vote "FOR" each of the listed propositions.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     This proxy may be revoked at any time prior to the voting thereof.

     The undersigned acknowledges receipt from MFB Corp., prior to the execution of this proxy, of a Notice of the Meeting, a Proxy Statement and an Annual Report to Shareholders.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

-------------------------------------------------------------------------------
Please be sure to sign and Date date this Proxy in the box below.

-------------------------------------------------------------------------------

Shareholder sign above                           Co-holder (if any) sign
                                                 above

-------------------------------------------------------------------------------

  ^ Detach above card, sign, date and mail in postage paid envelope provided. ^

                                    MFB CORP.

--------------------------------------------------------------------------------
     Please sign as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                               PLEASE ACT PROMPTLY

                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

--------------------------------------------------------------------------------